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                                                                   EXHIBIT 23.01

                         CONSENT OF INDEPENDENT AUDITORS

Caraco Pharmaceutical Laboratories, Ltd.
Detroit, Michigan

         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (the 1993 Stock Option Plan and the 1999 Equity Participation Plan) (File No. 333-104429) of our report dated February 23, 2004 relating to the financial statements of Caraco Pharmaceutical Laboratories, Ltd. as of and for the years ended December 31, 2003 and 2002, which report is included in Caraco's Annual Report on Form 10-KSB.

                                       /s/ Rehmann Robson
                                       ------------------------------------
Troy, Michigan
March 30, 2004